UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2012

Vishay Precision Group, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders

     On May 22, 2012, Vishay Precision Group, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 12,336,688 shares of the Company’s common stock and 1,025,176 shares of the Company’s Class B common stock were entitled to vote as of April 13, 2012, the record date for the Annual Meeting, of which 12,202,586 were present in person or by proxy at the Annual Meeting. Each share of common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. The following is a summary of the final voting results for each matter presented to shareholders.

Proposal 1: Election of Directors

     The Company’s shareholders voted to elect Samuel Broydo, Saul Reibstein, Ziv Shoshani, Timothy Talbert and Marc Zandman to serve as directors of the Company for a one-year term expiring on the date of the Company’s 2013 Annual Meeting of Shareholders. The number of votes cast in the election of directors was as follows:

Nominee	For	Withheld	Broker Non-Votes
Samuel Broydo	19,921,666	187,722	1,262,054
Saul Reibstein	19,923,318	186,070	1,262,054
Ziv Shoshani	19,925,328	184,060	1,262,054
Timothy Talbert	19,923,723	185,665	1,262,054
Marc Zandman	19,738,927	370,461	1,262,054

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

     The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The number of votes cast in the ratification of the appointment of Ernst & Young LLP was, as follows:

	For	Against	Abstentions	Broker Non-Votes
Ratification of Ernst & Young LLP	21,224,070	129,336	18,036	0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: May 23, 2012	By: /s/ William M. Clancy
	Name:	William M. Clancy
	Title:	Executive Vice President and Chief
Financial Officer